JOINT CODE OF ETHICS

Corgi ETF Trust II (the "Trust") & Corgi Strategies, LLC (the "Adviser")

Adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 to deter and detect unlawful or unethical conduct by Access Persons.

I. INTRODUCTION

The Board of Trustees (the "Board") of the Trust and the executive management of the Adviser have determined that this Code is reasonably designed to prevent conduct proscribed by Rule 17j-1 and Rule 204A-1 and to promote fiduciary principles.

Capitalised terms not defined in-line are set forth in Annex A (Glossary).

A. Structure.

The Trust IIs a Delaware statutory trust registered as an open-end investment company. Each series, currently Founder-Led ETF (FDRS), Founder-Led 2x Daily ETF (FDRX) and any future series (collectively, the "Funds"), is advised by the Adviser.

B. Covered Persons.

This Code applies to every officer, director, employee, consultant or other "supervised person" of the Adviser or the Trust (collectively, "Access Persons") as that term is defined in Rule 17j-1.

1. Any natural person who, in the ordinary course of duties, participates in or obtains information regarding Fund securities transactions.

2. Any person with access to non-public portfolio information.

3. Any trustee, officer or director of the Distributor whose functions relate to Fund trades.

II. FIDUCIARY STANDARDS AND BUSINESS CONDUCT

• Put the interests of Fund shareholders and other advisory clients ahead of personal gain.

• Execute personal transactions only in a manner that avoids actual or apparent conflicts with client trading.

• Never use one's position or information gained through that position for inappropriate personal advantage.

All Access Persons must at all times comply with Section 206 of the Advisers Act and with applicable federal securities laws.

III. PERSONAL SECURITIES TRANSACTIONS

(A) No Access Person shall, directly or indirectly, employ any device, scheme or artifice to defraud a Fund; make any statement that is materially false or misleading, or omit material facts necessary for the statement to be accurate; engage in any act, practice or course of business that operates as a fraud; or manipulate the price or market for any security held or to be acquired for a Fund.

(B) Prior written approval from the Chief Compliance Officer ("CCO") is required before any Access Person acquires beneficial ownership of (i) securities issued in an initial public offering or (ii) securities offered in a transaction exempt from registration under Sections 4(a)(2) or 4(a)(5) of the Securities Act, or Rules 504-506 thereunder. Approval, if granted, is valid only for the calendar day on which it is issued.

(C) Routine Pre-clearance. Except for "Exempt Securities" (Annex F), no Access Person may buy or sell a security in which he or she has a beneficial interest unless the trade is pre-cleared by the CCO. Requests are made via the Personal Trade Request Form (Annex B). Approval may be revoked prior to execution. Requests submitted by the Chief Compliance Officer ("CCO") must be reviewed and approved by the Chief Legal Officer or, if none, an Independent Trustee designated by the Board. Pre-clearance normally will be denied if the same security is (i) held by any Fund on that day, (ii) being considered for purchase or sale by any Fund, or (iii) subject to a pending allocation notice.

(D) 30-Day Rule. An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) security within 30 calendar days. Any profit will be donated to a charity chosen by the Adviser, and the transaction history will be reported to the Board at its next regular meeting.

(E) Short sales, short calls, or purchases of puts against any security, including inverse ETFs, require CCO approval and are strictly prohibited when the position targets a Fund or any pooled vehicle advised by the Adviser.

(F) Independent Trustees. Independent Trustees who have no day-to-day access to confidential portfolio information are exempt from paragraphs C-F above, except where they knowingly trade on non-public information received in their trustee capacity.

IV. REPORTING AND DISCLOSURE OBLIGATIONS

1. Within 10 days of becoming an Access Person--and each January thereafter--submit an Initial/Annual Holdings Report current to within 45 days.

2. No later than 30 days after each calendar quarter end, file a Quarterly Transaction Report covering all reportable securities and any new brokerage accounts.

3. Direct all brokers to send duplicate trade confirmations and monthly statements electronically to the CCO.

4. The CCO may waive reporting for accounts over which the Access Person has no direct or indirect influence or control after obtaining written certifications from both the Access Person and the account fiduciary.

5. Independent Trustees file only when they know or reasonably should know that a trade occurred before the next public portfolio posting and involves a security currently being bought or sold by a Fund.

V. ADMINISTRATION

• Distribute the Code to all Access Persons and obtain annual acknowledgments.

• Maintain an updated roster of Access Persons and their reporting status.

• Each quarter, reconcile reported personal trades to Fund trades and investigate variances.

• Report apparent violations to the Board.

• The Board, including a majority of the Independent Trustees, must (i) approve this Code before the Trust retains the Adviser and (ii) approve any material amendment not later than six months after its adoption.

• Annually, the Adviser will furnish the Board with a written report describing Code issues, material violations, sanctions imposed, and certifying that procedures remain reasonably designed to prevent violations.

VI. RECORDKEEPING

The Adviser will maintain all records required by Rule 17j-1(d) and Rule 204-2, including: a copy of the current and past five years' Codes; records of violations and sanctions; Access-Person reports; lists of persons subject to the Code; annual CCO reports; and approvals for IPOs/Private Placements.

VII. MISCELLANEOUS

A. Confidentiality. All reports and information furnished under this Code will be treated as confidential and used solely for compliance purposes, except as otherwise required by law or regulation.

B. Interpretive Standard. The phrase "should have known" does not impose a duty of inquiry or impute knowledge based on public Fund disclosures.

Effective: November 2, 2025

ANNEXA -Glossary

AdvisoryClient-Every pooled investment vehicle, separately-managed account, sub-advisory mandate or other portfolio for which the Adviser provides discretionary or non-discretionary investment advice.

AccessPerson-Any Supervised Person who participates in, or is aware of, Fund trades; has access to non-public portfolio information; or is a trustee, officer or director of the Trust, Adviser or Distributor whose functions relate to Fund transactions.

BeneficialOwnership-A direct or indirect pecuniary interest in a security, including interests of immediate family members sharing the same household, trusts, partnerships or derivative contracts, as interpreted under Rule16a-1(a)(2).

ExemptSecurity-A security listed as "Exempt" in AnnexF or later designated in writing as exempt by the Chief Compliance Officer ("CCO").

Family/Household-Spouse, domestic partner, child, step-child, grandchild, parent, step-parent, grand-parent, sibling, in-law of similar degree, or any other person sharing the Access Person's primary residence for six months or longer.

LimitedOffering-Any private placement relying on Section4(a)(2) or RegulationD of the Securities Act of1933, or a comparable foreign exemption.

Security-Any "security" within Section2(a)(36) of the Investment Company Act, Section202(a)(18) of the Advisers Act or Section3(a)(10) of the Exchange Act, together with any digital asset, warrant, option, future, swap or other instrument economically linked to the foregoing.

ANNEXB -Personal Trade Request Form (PTR-1)

PERSONAL TRADE REQUEST FORM

Complete one form per security. Approval is valid only until 11:59p.m.ET on the approval date. The 30-Day Short-Term-Trade Rule applies.

Entity: Corgi ETF Trust II CorgiStrategies,LLC

1. Trade Details

Security Name / Ticker / CUSIP: _________________

Trade Type: Buy Sell

Quantity / Principal Amount: _________________

LimitorMarket Price (USD): _________________

Brokerage Account Name & Number: _________________

2. Special Designations

LimitedOfferingInitialPublicOffering

Position >5% of issuer's outstanding shares

3. Employee Certification

"I certify that this transaction complies with the Joint Code of Ethics and that I possess no material non-public information."

Name_____________________ Signature___________________Date__________

4. Compliance Use Only

GrantedDenied Comments ____________________________________

CCO/Designee_____________Date__________
Send duplicate confirms and monthly statements to compliance@founderledfunds.com.

ANNEXC -Initial/Annual Holdings Report (FormCOE-H)

INITIAL / ANNUAL SECURITIES HOLDINGS REPORT

As of__________(mm/dd/yyyy - no more than 45days old)

Personal Information

Name_____________Title_____________Department_____________

Reportable Holdings (exclude Exempt Securities)

For each holding provide:

• Security Name / Type / Ticker or CUSIP

• Shares or Face Amount

• Broker / Custodian

• Nature of Interest (e.g., Direct, Spouse, Trust)

Brokerage & Bank Accounts.

List every account that holds securities:

• Firm & Account Number

• Date Opened (mm/dd/yy)

• Control?Yes / No

Certification - "The foregoing is complete and accurate."

Signature_____________________Date__________

ANNEXD -Quarterly Transaction Report (FormCOE-Q)

QUARTERLY TRANSACTION REPORT

Q1Q2Q3Q4Year_____

1. No-Transactions Certification

"I had no reportable transactions this quarter."

2. Reportable Transactions

For each trade list: _______________________

Trade Date: _______________________

Buy / Sell / Other (specify): _______________________

Security: _______________________

Quantity / Principal Amount: _______________________

Price: _______________________

Broker: _______________________

Comments: _______________________

3. New Accounts Opened This Quarter

Firm & Account Number: _______________________

Date Opened (mm/dd/yy): _______________________

Signature_____________Date__________

ANNEXE -Code of Ethics Acknowledgment

ANNUAL ACKNOWLEDGMENT OF JOINT CODE OF ETHICS

To be signed within 10days of hire and every July thereafter.

"I have read and understand the Joint Code of Ethics dated November 2, 2025 (or as amended) and agree to comply fully. I have reported, or will promptly report, all personal securities holdings and transactions as required."

Name_____________Signature_____________Date__________

ANNEXF -Exempt Securities Schedule

1. U.S.Treasury bills, notes, bonds

ReportExempt:Yes. Pre-ClearExempt:Yes.

2. Bankers' acceptances and FDIC-insured certificates of deposit

ReportExempt:Yes. Pre-ClearExempt:Yes.

3. Commercial paper rated A-1 /P-1 or higher

ReportExempt:Yes. Pre-ClearExempt:Yes.

4. Repurchase agreements collateralised by U.S.Treasuries

ReportExempt:Yes. Pre-ClearExempt:Yes.

5. Investment-grade corporate bonds (NAIC1-2)

ReportExempt:No. Pre-ClearExempt:Yes.

6. Shares of unaffiliated open-end mutual funds

ReportExempt:Yes. Pre-ClearExempt:Yes.

7. Shares of money-market funds

ReportExempt:Yes. Pre-ClearExempt:Yes.

8. Unaffiliated ETFs and ETNs

ReportExempt:No. Pre-ClearExempt:Yes.

9. Purchases of any ETF for which CorgiStrategies,LLC or an affiliate acts as investment adviser or sub-adviser

ReportExempt:No. Pre-ClearExempt:Yes. (sales require clearance)

10. Qualified tuition programs under IRC529 (unaffiliated)

ReportExempt:Yes. Pre-ClearExempt:Yes.

11. Any instrument later designated by the Chief Compliance Officer

ReportExempt:Asspecified. Pre-ClearExempt:Asspecified.

Note: Transactions that are report-only (i.e., exempt from pre-clearance) are still subject to the 30-Day Short-Term-Trading Rule and must appear in FormsCOE-H (holdings) and COE-Q (quarterly transactions).